Exhibit 99.1

AtheroGenics Receives Notice of Purported Class Action Lawsuit

ATLANTA, GA – January 6, 2005 – AtheroGenics, Inc. (Nasdaq: AGIX), a pharmaceutical company focused on the treatment of chronic inflammatory diseases, today announced that a purported securities class action lawsuit was filed against the Company and certain of its officers in the United States District Court for the Southern District of New York. The allegations relate to the Company’s disclosures regarding the results of the CART-2 clinical trial for AGI-1067. The complaint seeks unspecified damages on behalf of a purported class of purchasers of the Company’s securities during the period from September 28, 2004 to December 31, 2004. The Company believes that it has meritorious defenses to plaintiff’s allegations and intends to defend the matter vigorously.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to events or developments that we expect or anticipate will occur in the future, including, without limitation, statements regarding the purported class action and all other statements that are not purely historical, are deemed to be forward-looking statements. Words such as “believes,” “intends,” “expects” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain important factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements, including, without limitation, whether the Company will be able to successfully defend any lawsuit, including the purported securities class action, the inherent uncertainties and risks of litigation that may cause the Company to review and alter its litigation strategy and the risk of potential adverse rulings in any litigation, and the other risks discussed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2005. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.